EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA, Inc.
Winter Park, Florida

We have issued our report dated March 25, 2014 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013 of IZEA, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida
June 4, 2014